Exhibit 99.B(28)(q)(iv)

POWER OF ATTORNEY

The undersigned Trustee of FundVantage Trust (the “Trust”) hereby appoints each of Joel L. Weiss, President and CEO of the Trust and James G. Shaw, Treasurer and CFO of the Trust, as attorney-in-fact and agent, in all capacities, to execute and to file any and all amendments to the Trust’s Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, covering the registration of the Trust as an investment company and the sale of shares of the series of the Trust, also including all exhibits and any and all documents required to be filed with respect thereto with the Securities and Exchange Commission or any regulatory authority, including applications for exemptive order rulings. The undersigned grants to said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned Trustee hereby executes this Power of Attorney as of this 7th day of February, 2012.

/s/ Nancy B. Wolcott
Nancy B. Wolcott